UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 30, 2010
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas (Address of principal executive offices)	72032 (Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     Home BancShares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) dated July 30, 2010, to report that its wholly owned subsidiary, Centennial Bank, had acquired the banking operations of Coastal Community Bank, a Florida state-chartered bank headquartered in Panama City, Florida (“Coastal”), and Bayside Savings Bank, a federally chartered thrift institution headquartered in Port Saint Joe, Florida (“Bayside”), through agreements with the Federal Deposit Insurance Corporation (“FDIC”). Prior to the FDIC stepping in as receiver, Coastal and Bayside were wholly owned subsidiaries of Coastal Community Investments, Inc., a privately held bank holding company.
     Centennial Bank entered into purchase and assumption agreements with the FDIC, as receiver for each bank, on July 30, 2010, pursuant to which Centennial Bank acquired the loans and certain assets and assumed the deposits and certain liabilities of Coastal and Bayside, respectively. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and Centennial Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of July 30, 2010.
     This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged. The Company anticipates that it will further amend the Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01.
     Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
Item 1.01 Entry Into a Material Definitive Agreement
     Effective July 30, 2010, Centennial Bank assumed all deposits and acquired certain assets and liabilities of Coastal and Bayside from the FDIC, as receiver for each bank (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement entered into by and among Centennial Bank, the FDIC, as receiver for Coastal, and the FDIC, and a Purchase and Assumption Agreement entered into by and among Centennial Bank, the FDIC, as receiver for Bayside, and the FDIC (collectively, the “Agreements”).
     Under the terms of the Agreements, Centennial Bank acquired, in the aggregate, approximately $424.9 million in assets, including approximately $347.8 million in loans held and other real estate owned by Coastal or Bayside, $19.2 million of investment securities, $56.1 million of cash and cash equivalents (excluding cash paid by the FDIC to complete the Acquisition) and $1.8 million of other assets. Centennial Bank also assumed, in the aggregate, approximately $432.6 million in liabilities, including approximately $422.3 million in customer deposits, $10.0 in other borrowed funds and $300,000 in other liabilities. No assets were acquired or liabilities assumed from Coastal’s and Bayside’s parent entity. The deposits were acquired at no premium, and assets were acquired at an aggregate discount to historic book value as of July 30, 2010 of approximately $25.1 million, subject to customary adjustments. In connection with the Acquisition, the FDIC has made payments to Centennial Bank in the aggregate amount of approximately $32.8 million, subject to customary post-closing adjustments based upon the final closing date balance sheets for

Coastal and Bayside. The cash payments are settlement for the net equity received, assets discount bid, charge-offs since April 29, 2010 in the case of Coastal and February 19, 2010 in the case of Bayside, and other customary closing adjustments. The terms of the Agreements provide for the FDIC to indemnify Centennial Bank against certain claims, including claims with respect to liabilities of Coastal and Bayside not assumed or otherwise purchased by Centennial Bank, claims made by shareholders of Coastal and Bayside, and claims based on any prior action or inaction by Coastal’s and Bayside’s directors, officers and other employees.
     In connection with the Acquisition, Centennial Bank entered into loss sharing agreements with the FDIC. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse Centennial Bank for 80% of all losses with respect to covered assets. Centennial Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid Centennial Bank 80% reimbursement under the loss sharing agreements.
     In addition, on September 14, 2020 (the “True-Up Measurement Date”), Centennial Bank has agreed to pay the FDIC with respect to Coastal and Bayside, respectively, 50% of the excess, if any, of (i) 20% of an intrinsic loss estimate of $121.0 million in the case of Coastal and $24.0 million in the case of Bayside, less (ii) the sum of (A) 20% of the net loss amount (the sum of all losses less the sum of all recoveries on covered assets) plus (B) 25% of the asset premium (discount) plus (C) 3.5% of the total loans subject to loss sharing under the loss sharing agreements as specified in the schedules to the Agreements.
     Centennial Bank did not acquire the real estate, banking facilities, furniture and equipment of Coastal or Bayside as part of the Acquisition but may exercise its options under the Agreements within 90 days after the Acquisition to purchase some or all of these assets at fair market value from the FDIC.
     The foregoing summary of the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements and certain exhibits attached thereto, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.
Item 7.01 Regulation FD Disclosure.
     On July 30, 2010, Home BancShares, Inc. issued a press release announcing the Acquisition. Copies of the press release and related supplemental materials are attached as Exhibits 99.1 and 99.2 to this Current Report and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
     To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report on Form 8-K no later than October 15, 2010.
     (b) Pro Forma Financial Information
     To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report on Form 8-K no later than October 15, 2010.
     (d) Exhibits

2.1
Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Coastal Community Bank, Panama City Beach, Florida, the Federal Deposit Insurance Corporation, and Centennial Bank, dated as of July 30, 2010.

2.2
Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Bayside Savings Bank, Port Saint Joe, Florida, the Federal Deposit Insurance Corporation, and Centennial Bank, dated as of July 30, 2010.

99.1	Press Release: Home BancShares, Inc. and Centennial Bank Announce Opportunistic Florida Acquisition.

99.2	Supplemental materials to Press Release dated July 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
Date: August 5, 2010	/s/ Brian Davis
Brian Davis
Chief Accounting Officer